Registration No. 333-70466

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

AMERICAN AXLE & MANUFACTURING, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	38-3138388 (I.R.S. Employer Identification No.)
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	36-3161171 (I.R.S. Employer Identification No.)

One Dauch Drive Detroit, Michigan (Address of Principal Executive Offices)	48211-1198 (Zip Code)
AMERICAN AXLE & MANUFACTURING, INC.
PERSONAL SAVINGS PLAN FOR HOURLY-RATE ASSOCIATES
AND
AMERICAN AXLE & MANUFACTURING, INC.
SALARIED SAVINGS PLAN
(Full Title of the Plan)
Patrick S. Lancaster
One Dauch Drive
Detroit, Michigan 48211-1198
(Name and Address of Agent for Service)
(313) 758-2000
(Telephone Number, Including Area Code, of Agent for Service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY STATEMENT
     This Post-Effective Amendment No. 1 to Registration on Form S-8, Registration No. 333-70466 (the “Registration Statement”), is being filed to deregister certain shares (the “Shares”) of American Axle & Manufacturing Holdings, Inc. (the “Registrant”) that were registered for issuance pursuant to the American Axle & Manufacturing, Inc. Personal Savings Plan for Hourly-Rate Associates and the American Axle & Manufacturing, Inc. Salaried Savings Plan (collectively, “the 401(k) Plans”). The Registration Statement registered 2,000,000 Shares issuable pursuant to the 401(k) Plans to employees who elected to purchase Shares under the 401(k) Plans. The Registration Statement is hereby amended to deregister the remaining unissued Shares following the elimination of Company stock as an investment option under the 401(k) Plans.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on April 29, 2010.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC
By:	/s/ Michael K. Simonte
Michael K. Simonte
Executive Vice President — Finance & Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Each person whose signature appears below hereby constitutes and appoints Patrick S. Lancaster and Michael K. Simonte his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Post-Effective Amendment No. 1 any and all amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

	Co-Founder, Chairman of the Board	April 29, 2010
/s/ Richard E. Dauch Richard E. Dauch	Chief Executive Officer & Director (principal executive officer)

	Executive Vice President — Finance	April 29, 2010
/s/ Michael K. Simonte Michael K. Simonte	& Chief Financial Officer (principal accounting officer)

/s/ Salvatore J. Bonanno, Sr. Salvatore J. Bonanno, Sr.	Director	April 29, 2010

Signature	Title	Date

/s/ Elizabeth A. Chappell Elizabeth A. Chappell	Director	April 29, 2010

/s/ David C. Dauch David C. Dauch	Director	April 29, 2010

/s/ Forest J. Farmer Forest J. Farmer	Director	April 29, 2010

/s/ Richard C. Lappin Richard C. Lappin	Director	April 29, 2010

/s/ William P. Miller II William P. Miller II	Director	April 29, 2010

/s/ Larry K. Switzer Larry K. Switzer	Director	April 29, 2010

/s/ Thomas K. Walker Thomas K. Walker	Director	April 29, 2010

/s/ Dr. Henry T. Yang Dr. Henry T. Yang	Director	April 29, 2010

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on April 29, 2010.

AMERICAN AXLE & MANUFACTURING, INC.
By:	/s/ Michael K. Simonte
Michael K. Simonte
Executive Vice President — Finance & Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Each person whose signature appears below hereby constitutes and appoints Patrick S. Lancaster and Michael K. Simonte his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Post-Effective Amendment No. 1 any and all amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Richard E. Dauch Richard E. Dauch	Co-Founder, Chairman of the Board Chief Executive Officer & Director	April 29, 2010
(principal executive officer)

/s/ Michael K. Simonte Michael K. Simonte	Executive Vice President — Finance & Chief Financial Officer	April 29, 2010
(principal accounting officer)

/s/ Forest J. Farmer
Forest J. Farmer	Director	April 29, 2010

Signature	Title	Date

/s/ Richard C. Lappin
Richard C. Lappin	Director	April 29, 2010

/s/ Thomas K. Walker
Thomas K. Walker	Director	April 29, 2010